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                                                                   Exhibit 10.17

                           STOCK PURCHASE AGREEMENT

                                     Dated

                               December 20, 2000

                                    between

                         Berman, DeValerio & Pease, LLP
                             (the "Escrow Agent"),

                                      and

                    Alexander V. d'Arbeloff (the "Investor")


                                  INTRODUCTION

     WHEREAS, Pegasystems Inc. (the "Company") has issued shares of the Company's Common Stock, $.01 par value per share, to the Escrow Agent to fund a portion of a Settlement Fund that has been established pursuant to a Stipulation of Compromise and Settlement entered into on September 22, 2000 between the Company and the parties (the "Stipulation") in an action entitled Gelfer v. Pegasystems Inc., Civil Action No. 98 Civ. 12527-JLT filed in federal court in Massachusetts (the "Action").

     WHEREAS, the Escrow Agent wishes to sell, and the Investor wishes to purchase from the Escrow Agent 500,000 shares of the Common Stock (the "Shares") of the Company.

                              TERMS AND CONDITIONS

     ARTICLE I. REPRESENTATIONS AND WARRANTIES OF THE ESCROW AGENT

     The Escrow Agent represents and warrants to the Investor that:

     Section 1.01. Power and Authority Relative to this Transaction. The Escrow Agent possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. None of the actions taken by the Escrow Agent pursuant to this Agreement will violate any provision of law, rule or regulation or will result in the breach of or constitute a default under any material agreement or instrument to which the Escrow Agent is a party or by which it is bound, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Escrow Agent
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or upon the Shares. Each of this Agreement and all other documents contemplated hereby, when executed and delivered by the Escrow Agent, will constitute valid and legally binding obligations of the Escrow Agent, enforceable against the Escrow Agent in accordance with their respective terms.

     Section 1.02. Title to Shares. As of immediately prior to the consummation of the transactions contemplated hereby, all of the Shares will be owned of record by the Escrow Agent, and the Escrow Agent will have good and marketable title to the Shares, free and clear of all liens and encumbrances. Immediately following the consummation of the transactions contemplated hereby, the Investor will have good and marketable title to the Shares, free and clear of all liens and encumbrances.

     ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor represents and warrants to the Escrow Agent that:

     Section 2.01. Power and Authority Relative to this Transaction. The Investor has full power and authority and has taken all required action necessary to permit him to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby.

     Section 2.02. Brokers, Etc. The Investor has dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee, finder's fee, or commission in connection with such transactions.

                          ARTICLE III. THE INVESTMENT

     Section 3.01. The Shares. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Escrow Agent shall, subject to receipt of full payment therefor as contemplated by
Section 3.02, sell to the Investor, and the Investor shall purchase from the Escrow Agent, the Shares at a purchase price equal to the average closing price of the Shares, as reported on the Nasdaq National Market, for the ten trading days immediately preceding the date of entry of the final court order approving the Stipulation, which price equals $3.081 per Share (the "Purchase Price").

     Section 3.02. Consideration for the Shares. The Investor shall pay the Purchase Price of the Shares purchased by him hereunder from the Escrow Agent in full at the Closing referred to in Article IV by check or by wire transfer to accounts designated in writing by the Escrow Agent.

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                            ARTICLE IV. THE CLOSING

     The purchase and sale of the Shares being purchased by the Investor shall take place at a closing (the "Closing") to be held at the offices of Choate, Hall & Stewart, Boston, Massachusetts at 10:00 a.m. local time on the third business day following the entry by the court of a judgment approving the settlement of the Action as fair, reasonable and in the best interests of the class, as provided in the Stipulation (or at such other place and time as may be mutually agreed upon in writing).

                ARTICLE V. CONDITIONS OF THE CLOSING - INVESTOR

     The obligations of the Investor to purchase the Shares to be purchased by him at the Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Closing:

     Section 5.01. Sale of Shares. The Escrow Agent shall have delivered to the Investor the certificate[s] evidencing the Shares along with any documents necessary to effect the transfer of the Shares.

              ARTICLE VI. CONDITIONS OF THE CLOSING - ESCROW AGENT

     The obligations of the Escrow Agent to sell the Shares to be purchased by the Investor at the Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Closing:

     Section 6.01. Payment of Consideration. The Investor shall have paid the Purchase Price of the Shares purchased by it hereunder.

                           ARTICLE VII. DEFINED TERMS

     The terms defined in this Article VII, whenever used and capitalized in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

     Closing:  shall have the meaning specified in Article IV.

     Company:  shall mean Pegasystems Inc., a Massachusetts corporation.

     Investor: shall have the meaning specified at the beginning of this Agreement.

     Shares:  shall have the meaning specified in the Introduction.

     1933 Act:  shall mean the Securities Act of 1933, as amended.

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                          ARTICLE VIII. MISCELLANEOUS

     Section 8.01. Notices. All notices to a party hereunder shall be in writing and shall be deemed to have been adequately given if delivered in person, upon facsimile transmission with receipt acknowledged by the recipient's facsimile transmission machine or by delivery by a recognized courier for overnight delivery, or three days after having been mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

The Escrow Agent:  Berman, DeValerio & Pease, LLP
                   One Liberty Square
                   Boston, Massachusetts 02109


The Investor:      Alexander V. d'Arbeloff
                   c/o Pegasystems Inc.
                   101 Main Street
                   Cambridge, Massachusetts 02142

     Section 8.02. No Waiver. No failure to exercise and no delay in exercising, on the part of the Investor, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.03. Amendments and Waivers. Except as hereinafter provided, this Agreement may be modified or amended or any term or provision may be waived by a writing signed by the Escrow Agent and the Investor. No waiver of any term or provision shall be effective unless made in the same manner as an amendment of such term or provision.

     Section 8.04. Survival of Agreements etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor or the Escrow Agent in connection with the transactions contemplated shall, except where otherwise provided by their terms, survive the execution and delivery of this Agreement, the Closing pursuant to Article IV, and any investigation at any time made by or on behalf of the Investor.

     Section 8.05. Construction. This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts. The descriptive headings of the several Sections are for convenience only and shall not control or affect the meaning or construction of any of the provisions.

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     Section 8.06. Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns, excluding assignees of the Shares, but not including any purchaser thereof in whose hands the Shares are not a restricted security as defined in Rule 144 under the 1933 Act.

     Section 8.07. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter and neither this Agreement nor any provision may be waived, modified, amended or terminated except by a written agreement signed by the parties, in accordance with the provisions of Section 8.03. To the extent any term or other provision of any other indenture, agreement or instrument by which any party is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

Berman, DeValerio & Pease LLP
(as Escrow Agent)


By:   __________________________
Name: __________________________
Title:__________________________



Alexander V. d"Arbeloff:

________________________________

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